SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SECURE ENTERPRISE SOLUTIONS INC.

(formerly Newsgurus.com, Inc.)

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(Name of Registrant as Specified In Its Charter)

Board of Directors -- Secure Enterprise Solutions Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SECURE ENTERPRISE SOLUTIONS INC.

(formerly Newsgurus.com, Inc.)

Suite 615

18 Wynford Drive

Toronto, Ontario, Canada M3C 3S2

PROXY STATEMENT

For the Annual Meeting of Shareholders

to be held on Monday, October 28, 2002

This Proxy Statement and the accompanying proxy are furnished to the shareholders of Secure Enterprise Solutions Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Monday, October 28, 2002, beginning at 1:00 p.m. at the Company's headquarters, located at Suite 615, 18 Wynford Drive, Toronto, Ontario, M3C 3S2, and at any postponements or adjournments of the Annual Meeting. The enclosed proxy is being solicited by the Board of Directors of the Company.

The Company is paying all costs of preparing, assembling and mailing this Proxy Statement. The Company has made arrangements to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the Common Stock of the Company at the Company's expense. In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of the Company may without additional compensation solicit proxies by telephone or personal interview. The Company will bear the costs of these solicitations.

Voting and Revocability of Proxies

Shareholders are encouraged to complete the enclosed proxy and return it to the Company as soon as possible. Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Company either a signed statement revoking the proxy or a properly executed proxy bearing a later date. A shareholder may also revoke a proxy by attending the Annual Meeting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder. If a proxy is signed and returned but no voting instructions are given, each valid proxy will be voted in the election of directors FOR those nominees presented by the Board of Directors, FOR the increase of board of directors from three to five members, FOR approval of Davidson & Company as the independent auditors of the Company; FOR the implementation of an employee stock option plan; and FOR a change of name to "Edgetech Services Inc.". Should any other business properly come before the Annual Meeting, the person or persons named as the proxy shall be allowed to vote on such matter as that person or those persons determine in his, her or their sole discretion.

Abstentions will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the Annual Meeting.

Shareholders of record as of the close of business on September 24, 2002 are entitled to notice of the Annual Meeting and to vote in person or by proxy. The Common Stock of the Company (the "Common Stock") is the only class of outstanding securities entitled to vote at the Annual Meeting. As of the close of business on September 23, 2002, there were 28,961,500 shares of Common Stock outstanding and entitled to vote. The presence of a majority of the outstanding shares of Common Stock, either in person or by proxy, will constitute a quorum at the Annual Meeting.

PROPOSAL NUMBER 1

INCREASE IS SIZE OF BOARD OF DIRECTORS

The size of the board of directors is currently three. Management proposes to increase the size of the board of directors from three to five members. The directors of the Company are elected annually and hold office until the next annual general meeting of the members or until their successors in the office are duly elected or appointed. Management of the Company will present the persons named below as management's nominees for election as directors of the Company.

The Board of Directors recommends a vote "FOR" approval of the increase of the board of directors from three to five members.

PROPOSAL NUMBER 2

ELECTION OF DIRECTORS

The Company's Bylaws provide that the Board of Directors shall be no less than one director or that number otherwise required by law and to be determined by the Board of Directors. The Board of Directors has set the number of directors at five, and there are currently three members on the Board of Directors.

Persons may be nominated for election to the Board of Directors by the shareholders upon the making of a proper motion at the Annual Meeting.

Five directors are to be elected at the Annual Meeting to serve until the following annual meeting of shareholders. The Board of Directors will present at the Annual Meeting for election and recommends a vote FOR Mr. Sudhir Khanna, Mr. Sang Ho Kim, Mr. Tae Ho Kim, Mr. Fred Fulcher and Mr. Robert Pollack. Messrs. Khanna, Kim, Kim, Fulcher and Pollack were recommended by the Board of Directors for presentation to the shareholders for election at the Annual Meeting. Mr. Khanna is currently a member of the Board of Directors.

Persons receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen. Votes against any candidate and any shares not voted (such as by abstention) will have no impact on the election of directors. All proxies will be voted FOR the election of each of these nominees unless authority to vote for the election of any nominee or nominees is withheld by the shareholder giving the proxy. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors does not believe that any nominee will decline to serve.

Shareholders are entitled to one vote for each share held.

Background information with respect to the nominee for election to the Board of Directors is set forth below.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

SUDHIR KHANNA, B.SC, P.Eng Secretary and Director of the Company, was appointed to his positions with the Company on November 20, 1999.

Sudhir Khanna is a professional engineer. From January, 1992 until September, 1997, Mr. Khanna worked on the development of the policy framework in the areas of sewage biosolids, hazardous waste, and recycling for the Province of Ontario, Canada. He also modeled, evaluated and managed approximately 80 projects dealing with the Ontario recycling infrastructure with a budget of more than $20 million.

Since June, 1992, Mr. Khanna has also worked on various projects as an independent consultant with Procter & Gamble, Scarborough Board of Education, the Province of Ontario and IBM.

In January, 1997, Mr. Khanna launched The Resource Indicator, an investment publication covering the resource industry.  Mr. Khanna is both the editor and the publisher of the newsletter, since renamed eKHANNA. Mr. Khanna has spoken at investment conferences and has been quoted in resource related journals. He also appears regularly on Business Television (BTV).

SANG HO KIM, B.SC, P.Eng, is President of Secure Enterprise Solutions Inc. and co-founder and CEO of Edgetech Services Inc. Sang Ho Kim is primarily responsible for building Edgetech Services from a 3-person startup to a successful consulting practice with over 20 staff and 400% revenue growth since 1998.

From 1993 through 1998, Mr. Kim was Electronic Commerce Manager and Project Manager for Groupe Schneider Canada and Schneider Electric Canada. As such he supervised engineering and programming staff, coordinated the IT needs of varying departments, implemented Electronic Data Interfaces and more.

Sang Ho Kim earlier worked with Asea Brown Boveri Inc, Marshall Macklin Monaghan Ltd, and with Canada Wire and Cable Ltd. He has extensive skills with many different types of software and also has strong classroom facilitation and presentation abilities associated with skills training.

TAE HO KIM, B.A. is CEO of Secure Enterprise Solutions Inc. Since 1998 he has been a partner and co-founder of Edgetech Services Inc, an IT services provider. Edgetech Services has developed and implemented customized ERP solutions working with partners such as SAP, PeopleSoft, Oracle Applications and others. Edgetech offers a full suite of security-focused products and services covering security policy, organization, management, and more. Edgetech is a full service IT services provider that also offers CRM, engineering, professional services and outsourcing.

From 1994-1998 Mr. Kim was a financial consultant and senior consultant at CIBC Wood Gundy Securities Inc; and from 1993-1994 a financial advisor at Midland Walwyn Capital Inc. From 1990-1993 Mr. Kim was an account officer at CIBC  Winnipeg Corporate Banking Centre. He was previously a sales representative in the life insurance industry and also involved in small business activities.

Tae Ho Kim offers a strong background in financial analysis through his experience in the financial industry. His operations and management experience in Edgetech Services Inc. has broadened his experience into several sectors of the technology industry and he is well-known in his industry sector.

FRED FULCHER, C.A. has over 35 years experience with large diversified corporations in senior management positions. Since 1993 he has been a business consultant under contract to the Winnipeg Airport Authority.

His corporate business experience has included 10 years with Ford Motor Company (latterly as Operations Controller), 1.5 years with Burns Foods as Corporate Controller, and over 23 years with James Richardson & Sons Limited, a privately owned business conglomerate as VP Corporate Planning & Development. His diversified business background has involved extensive corporate budgeting, profit planning, financial modeling, organization planning, communications and manpower planning responsibilities. This has included a strong mix of business studies, problem-solving assignments and board-level presentations.

Mr. Fulcher is currently Special Consultant to the CEO, Winnipeg Airport Authority and a member of the Canadian Airports Council.

ROBERT POLLACK, MBA, has over 30 years of business leadership in start-ups, mid-stage, and turn around companies. Many companies under his leadership have prospered in the public marketplace. Mr. Pollack is a partner in Wildwood Capital LLC, an investment bank that specializes in working with small and mid-sized companies in high growth markets.

Mr. Pollack spent seven successful years as an independent business and technology consultant specializing in large Secure VPN & Internet Systems. He was previously President and COO of Graphics Imaging Systems where he was instrumental in taking the company from start-up to over $10 million in sales before the company was successfully sold. Mr. Pollack was a founder of Proteaon, the first high speed, router based secure fiber optic local and wider area networks approved by the National Security Agency. Under his direction, sales went from start-up to over $175 million in revenue over a six-year period. Earlier he was President & COO of Putnam Gellman, a CAD/CAM company & VP of Technology of Pioneer Systems, a large conglomerate; a founder and first President of Sci-Tex Ltd., which he grew to over $100 million in revenue; Director, New Technologies Business Development for General Electric; and Member of the Technical Staff at Bell Telephone Laboratories.

He holds an MBA from General Electric's Crotonville School of Management, Seventy-five graduate credits at the Masters level in electrical engineering & computer science from Bell Labs, and a BS from the City University of New York in Physics and Mathematics. Bob also is honorably discharged from the US Army.

Directors are elected at annual meetings of the shareholders to terms which extend until the following annual meeting. Officers are appointed by, and serve at the discretion of, the Board of Directors.

No members of the Board of Directors are currently compensated for attending meetings of the Board of Directors.

There are no agreements between the Company and any of its officers or directors that concern changes of control of the Company.

SECURITIES OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the number of shares of the voting securities which each director, each nominee for election to the Board of Directors the percentage of shares which the executive officers and directors owned as a group as of September 24, 2002. The only class of equity securities which has a present right to vote in elections of directors is the Common Stock.

Name (1)	Director Since	Address	Number of Shares Beneficially Owned	Percent of Class
Sudhir Khanna	1999	6407 Alderwood Trail Mississauga, Ontario L5N 6W9	1,025,000	3.54%
Sang Ho Kim	2002	3524A Bathurst St. Toronto, Ontario M6A 2C6	6,648,231	22.96%

Tae Ho Kim	2002	606-15 Kennedy St. Winnipeg, Manitoba R3C 3X5	6,155,769	21.26%

Fred Fulcher	2002	505 Bower Blvd. Winnipeg, Manitoba R3P 0L7	738,692	2.55%

Robert Pollack	2002	500 East 85th Street New York, NY 10028	0	0%
All Executive Officers and Directors			14,567,692	50.30%

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Compensation received by officers, directors, and management personnel will be determined from time to time by our Board of Directors. Officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

We are party to a consulting and employment agreement dated March 20, 2000. Under the agreement we have contracted the services of S.K. Services Ltd. a private company wholly owned by Mr. Sudhir Khanna.

Under the agreement with S.K. Services Ltd., Mr. Khanna received or accrued fees of $1,750 per month since April 1, 2000. The agreement provides that Mr. Khanna's payments will increase to $3,500 per month at such time as we have raised a cumulative total of $1,000,000 in equity financing. This agreement also provides that Mr. Khanna has or will receive 200,000 of our stock options which will vest over a three year period. The agreement also provides that Mr. Khanna may not compete against us in our chosen line of business during the term of his employment or for one year following his employment.

Tae Ho Kim is the Company's Chief Executive Officer and, since 1997, a co-founder of Edgetech Services Inc. Mr. Kim receives a monthly salary of CDN$3,500, which is subject to review by the Board of Directors. Subject to receiving shareholder approval, Mr. Kim will also receive 600,000 stock options that will vest over a four-year period.

Sang Ho Kim is President of the Company and, since 1997, a co-founder of Edgetech Services Inc. Mr. Kim receives a monthly salary of CDN$3,500, which is subject to review by the Board of Directors. Subject to receiving shareholder approval, Mr. Kim will also receive 600,000 stock options that will vest over a four-year period.

Mr. Fred Fulcher and Mr. Robert Pollack, subject to receiving shareholder approval to become members of the Board of the Company, currently receive no compensation from the Company.

PROPOSAL NUMBER 3

APPROVAL OF INDEPENDENT AUDITORS

The Board of Directors has selected Davidson & Company ("Davidson & Company") as the independent auditors for the Company for the fiscal year ending July 31, 2003.

It is not anticipated that representatives of Davidson & Company will be present at the Annual Meeting. If representatives are present, they will be provided an opportunity to make a statement should they wish to do so and to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" approval of Davidson & Company as the Company's independent auditors for the fiscal year ending July 31, 2003.

PROPOSAL NUMBER 4

CHANGE OF NAME TO EDGETECH SERVICES INC.

The Board of Directors believes it is in the best interests of the Company to change the name of the Company from "Secure Enterprise Solutions Inc." to "Edgetech Services Inc.".

The proposed new name better reflects the company's daily operations whilst continuing to build on the brand recognition already established.

The Board of Directors recommends a vote "FOR" approval to change the name of the Company to "Edgetech Services Inc.".

PROPOSAL NUMBER 5

IMPLEMENTATION OF EMPLOYEE STOCK OPTION PLAN

In order to recognize the value of employees to the Company, The Board of Directors believes employees should be able to earn a stock option position in recognition of their employment loyalty.

Thus a stock option plan of a total of 1,500,000 options vesting over a period of four years with exercise prices of between $0.25 and $0.40 and awarded to employees who currently number 13 persons, is proposed. Of this total, 600,000 options are proposed to be awarded to each of Mr. Sang Ho Kim (President) and to Mr. Tae Ho Kim (CEO) under the same terms.

The Board of Directors recommends a vote "FOR" approval to implement the employee stock option plan.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR

2003 ANNUAL MEETING OF SHAREHOLDERS

The 2003 Annual Meeting of Shareholders has been scheduled to take place on July 1, 2003. Shareholder proposals for presentation at that meeting must be received by the Company by no later than May 1, 2003.

OTHER BUSINESS

It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on that business or any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.

By Order of the Board of Directors,

/s/ Chris Bunka

Chris Bunka, Vice-President and Director

September 23, 2002

The Company has provided its annual financial statements on Form 8K for the year ended April 30, 2002; and its quarterly financial statements on Form 10QSB for the quarter ended July 31, 2002, both of which were filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the financial statements and schedules thereto, but without exhibits. Any further requests may be directed to: Secure Enterprise Solutions Inc., Suite 615, 18 Wynford Drive, Toronto, Ontario, M3C 3S2.

PROXY

SECURE ENTERPRISE SOLUTIONS INC.

(formerly Newsgurus.com, Inc.)

The undersigned, owner of shares of corporate stock the number and description of which are set forth below, appoints Chris Bunka with full power of substitution and revocation, to act as the undersigned's proxy holder at the meeting specified, and any adjournment of that meeting.

Type of meeting: Annual

Date of meeting: Monday, October 28, 2002

Place of meeting: Suite 615, 18 Wynford Drive

Toronto, Ontario, M3C 3S2

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED PROXY STATEMENT AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

The proxyholder shall be entitled to cast the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the board of directors, and any and all other business that may come before the meeting.

The undersigned hereby acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement for the Meeting to be held on October 28, 2002.

Dated: , 2002

Signature

Print name of Shareholder

Number and class of shares held:

INSTRUCTIONS TO SHAREHOLDER: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT SHAREHOLDERS SHOULD EACH SIGN PERSONALLY. IF SIGNED BY AN ATTORNEY-IN-FACT, ATTACH THE POWER OF ATTORNEY. RETURN PROMPTLY TO SUITE 615, 18 WYNFORD DRIVE, TORONTO, ONTARIO, M3C 3S2.

BALLOT

SECURE ENTERPRISE SOLUTIONS INC.

(formerly Newsgurus.com, Inc.)

ANNUAL MEETING OF SHAREHOLDERS

Monday, October 28, 2002

A. Name of Shareholder(s): (Please print name(s) exactly as they appear on your certificate)

Printed name(s)

B. If voting party is other than the owner of the shares, state capacity in which voting party is acting (e.g., proxy holder, trustee):

C. Number of shares being voted:

UNLESS OTHERWISE DESIGNATED, THIS BALLOT SHALL BE CONSIDERED TO BE A VOTE OF ALL OF THE SHARES THAT THE UNDERSIGNED IS ENTITLED TO VOTE. A VOTE TO ABSTAIN SHALL BE CONSIDERED A VOTE AGAINST.

WRITTEN BALLOT

1) Ratification of the increase of board of directors to five members.

For Against Abstain

________ ________ ________

2) Election of directors for the coming year:

Nominee For Withhold

Sudhir Khanna _______________ _________________

Sang Ho Kim _______________ _________________

Tae Ho Kim _______________ _________________

Fred Fulcher _______________ _________________

Robert Pollack _______________ _________________

3) Ratification of the appointment of Davidson & Company as independent public accountants.

For Against Abstain

________ ________ ________

4) Ratification of the change in Company name to "Edgetech Services Inc.".

For Against Abstain

________ ________ ________

5) Ratification of the employee stock option plan.

For Against Abstain

________ ________ ________

ALL BALLOTS MUST BE SIGNED.

For Shareholders Voting in Person:

Signature

Print Name(s) exactly as on certificate

For Shares Being voted by Proxy (attach proxy):

Printed Name of Proxy Holder

Printed Name(s) of Holder(s) of record

By:

Signature of proxy holder